Exhibit 16.1

W. T. UNIACK & CO. CPA’S, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

1003 Weatherstone Pkwy., Ste. 320	12600 Deerfield Pkwy., Ste 100
Woodstock, GA 301880	Alpharetta, GA 30004
Phone: 770-592-3233	Phone: 678-773-0251

November 18, 2013

Joseph Pittera
Law Offices of Joseph L. Pittera
2214 Torrance Boulevard
Suite 101
Torrance, California 90501
Telephone (310) 328-3588
Facsimile (310) 328-3063
E-mail : jpitteralaw@gmail.com

Mr. Pittera:

This is to advise you that there were no disagreements between this firm and the Company- Intelligent Living as it relates to the financial statements of which we were auditor.

Sincerely yours,

/S/ W.T. Uniack
W. T. Uniack & Co. CPA’s P.C.